Exhibit 99.2

[BUNGE LOGO]
                            Investor Contact:     Mark Haden
                                                  Bunge Limited
                                                  914-684-3398
                                                  Mark.Haden@Bunge.com

                            Media Contact:        Stewart Lindsay
                                                  Bunge Limited
                                                  1-914-684-3369
                                                  Stewart.Lindsay@Bunge.com

           Bunge CFO to leave April 1 and Join Loblaw Companies Ltd.

        Bunge conducting search for new candidate; identifies interim CFO

WHITE PLAINS, NY -- February 8, 2007 -- Bunge Limited (NYSE: BG) today announced that William M. Wells, Chief Financial Officer, will be leaving to accept the position of CFO with Loblaw Companies Limited, Canada's largest food distributor and a leading national retailer. Mr. Wells' departure will become effective April 1, 2007. Bunge has initiated a search for a new CFO, and plans to consider both internal and external candidates. Drew Burke, co-CEO, Bunge Global Agribusiness, will serve as interim CFO after April 1 until a permanent successor is appointed.

"Bill has been a valued member of our management team since 2000 and made a significant contribution to Bunge during a critical period in its 189-year history," said Alberto Weisser, Chairman and Chief Executive Officer, Bunge Limited. "Bill's financial leadership was instrumental to the success of Bunge's initial public offering and its acquisition of Cereol, as well as the creation of the strong growth position the company enjoys today. We wish him success in his new job. In the coming months Drew will work closely with Bill and me in preparation for serving as interim CFO."

"The past seven years with Bunge have been the most exciting and fulfilling of my career," stated Mr. Wells. "Bunge has a bright future, and I will miss the people here a great deal, but I am looking forward to applying my 17 years of experience in the food industry to new and interesting professional challenges. I am also excited by the opportunity to return to Canada where I grew up and have family."

Mr. Burke joined Bunge Limited in January 2002 as Managing Director, Soy Ingredients and New Business Development. Prior to joining Bunge, he served as CEO of Degussa Corporation, the U.S. subsidiary of the German chemical concern, where he also served as CFO and held a variety of finance and management positions. Prior to Degussa he worked for Beecham Pharmaceuticals and was an auditor with Price Waterhouse & Company.


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About Bunge

Bunge Limited (www.Bunge.com, NYSE: BG) is a leading global agribusiness and food company founded in 1818 and headquartered in White Plains, New York. Bunge's over 22,000 employees in over 30 countries enhance lives by improving the global agribusiness and food production chain. The company supplies fertilizer to farmers in South America, originates, transports and processes oilseeds, grains and other agricultural commodities worldwide, produces food products for commercial customers and consumers and supplies raw materials and services to the biofuels industry.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "plan," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.


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